Management’s Report on Assessment of Compliance with Applicable Servicing Criteria

JPMorgan Chase Bank, National Association (the “Asserting Party”) is responsible for assessing compliance as of December 31, 2025 and for the period from January 1, 2025 through December 31, 2025 (the “Reporting Period”) with the servicing criteria set forth in Title 17, Section 229.1122(d) of the Code of Federal Regulations (the “CFR”), excluding the inapplicable servicing criteria as set forth in Exhibit A hereto (such criteria after giving effect to such exclusions, the “Applicable Servicing Criteria”). This Report covers residential mortgages serviced on the Mortgage Servicing Package (MSP Servicing Platform) during the Reporting Period, but excluding all home equity products that are not identified on Exhibit B, and excluding transactions containing European risk retention requirements listed on Exhibit C.

The Asserting Party has engaged certain vendors, which are not deemed to be servicers as defined in Item 1101(j) of Regulation AB (the “Vendors”), to perform specific and limited activities or activities scripted by the Asserting Party as of and during the Reporting Period, and the Asserting Party elects to take responsibility for assessing compliance with the Applicable Servicing Criteria or portion of the servicing criteria applicable to such Vendors as set forth in Exhibit A hereto (such criteria, the “Applicable Servicing Criteria Performed by Vendor(s)”).

The Asserting Party has policies and procedures in place designed to provide reasonable assurance that the Vendors’ activities comply in all material respects for purposes of Regulation AB with the Applicable Vendor Servicing Criteria. The Asserting Party (i) has not identified and is not aware of any material instance of noncompliance by the Vendors with the Applicable Vendor Servicing Criteria and (ii) has not identified any material deficiency in its policies and procedures to monitor the compliance by the Vendors with the Applicable Servicing Criteria Performed by Vendor(s) as of December 31, 2025 and for the Reporting Period.

For each of the transactions listed on Exhibit D, Select Portfolio Servicing, Inc. services the loans as subservicer. This subservicer will be responsible for providing their own Management’s Report on Assessment of Compliance with the applicable Regulation AB Item 1122 servicing criteria that they perform for the period that they have subserviced loans.

The Asserting Party (i) has used the criteria set forth in 17 CFR 229.1122(d) to assess the compliance by the Asserting Party with the Applicable Servicing Criteria for the Reporting Period and (ii) has concluded for purposes of Regulation AB that the Asserting Party has complied, in all material respects, with the Applicable Servicing Criteria as of December 31, 2025 and for the Reporting Period with respect to the Platform taken as a whole.

PricewaterhouseCoopers LLP, an independent registered public accounting firm, has issued an attestation report for the Platform on our assessment of compliance with the Applicable Servicing Criteria as of December 31, 2025 and for the Reporting Period as set forth in this report.

JPMorgan Chase Bank, N. A.

By: /s/ Rebecca L. Griffin

Name: Rebecca L Griffin

Title: Managing Director

Date: February 25, 2026

EXHIBIT A

	Servicing Criteria	Applicable Servicing Criteria		INApplicable Servicing Criteria
Reference	Criteria	Performed by Asserting Party	Performed by Vendor(s)
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X1
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.			X
1122(d)(1)(iv)

A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

X
1122 (d)(1)(v)	Aggregation of information, as applicable, is mathematically accurate and the information conveyed accurately reflects the information.	X
Cash Collection and Administration
1122(d)(2)(i)

Payments on mortgage loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.

		X	X2
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X
1122(d)(2)(iii)

Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

X
1122(d)(2)(iv)

The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of over collateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

X

1 The Asserting Party monitors events of default pursuant to the transaction agreements.

2 Vendors deposit funds from customer transactions to a lockbox clearing account.

	Servicing Criteria	Applicable Servicing Criteria		INApplicable Servicing Criteria
Reference	Criteria	Performed by Asserting Party	Performed by Vendor(s)
1122(d)(2)(v)

Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.

X3
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	X
1122(d)(2)(vii)

Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

X
Investor Remittances and Reporting
1122(d)(3)(i)

Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of mortgage loans serviced by the Servicer.

X4
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X5

3 The Asserting Party moved investor custodial accounts into deposit accounts during July and August of 2018. As a result of the credit downgrade of the Asserting Party during prior years, the Asserting Party does not meet the minimum requirements set forth in all applicable agreements. Where consent was required under the applicable transaction agreements, letters were sent to those investors, trustees or master servicers as specified in the transaction agreements informing them of the movement of their accounts into deposit accounts with time to respond with objection or further instructions.

4 The Asserting Party provides monthly pool accounting reports to the appropriate party pursuant to the transaction agreements.

5 The Asserting Party remits amounts to the appropriate party pursuant to the transaction agreements.

	Servicing Criteria	Applicable Servicing Criteria		INApplicable Servicing Criteria
Reference	Criteria	Performed by Asserting Party	Performed by Vendor(s)
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	X6
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X7
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on mortgage loans is maintained as required by the transaction agreements or related mortgage loan documents.			X8
1122(d)(4)(ii)	Mortgage loan and related documents are safeguarded as required by the transaction agreements			X9
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X
1122(d)(4)(iv)

Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.

X
1122(d)(4)(v)	The Servicer’s records regarding the mortgage loans agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	X
1122(d)(4)(vi)

Changes with respect to the terms or status of an obligor's mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

X
1122(d)(4)(vii)

Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

		X	X10

6 Disbursements made to the appropriate party pursuant to the transaction agreements are posted within two business days to the Asserting Party’s records or such other number of days as may be specified in the transaction agreements.

7 The Asserting Party reconciles its records relating to disbursements made to the appropriate party pursuant to the transaction agreements.

8 This criterion is certified on another JPMorgan Chase Bank, National Association (JPMCB) 1122 with respect to those loans, if any, for which JPMCB is acting as custodian for the related mortgage files.

9 This criterion is certified on another JPMCB 1122 with respect to those loans, if any, for which JPMCB is acting as custodian for the related mortgage files.

10 Vendors are being used to process certain foreclosure and bankruptcy activities.

	Servicing Criteria	Applicable Servicing Criteria		INApplicable Servicing Criteria
Reference	Criteria	Performed by Asserting Party	Performed by Vendor(s)
1122(d)(4)(viii)

Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

X
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for mortgage loans with variable rates are computed based on the related mortgage loan documents.	X
1122(d)(4)(x)

Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.

X
1122(d)(4)(xi)

Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

		X	X11
1122(d)(4)(xii)

Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

X
1122(d)(4)(xiii)

Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.

X
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.			X

11 Two Vendors provide information used by the Asserting Party to pay taxes and insurance on behalf of obligors.

EXHIBIT B

BSSLT 2007-1
SACO 2005-5
SACO 2006-1
SACO 2006-12
SACO 2006-8

Exhibit C CHASE 2024-10 CHASE 2024-11 CHASE 2025-1 CHASE 2025-2 CHASE 2025-3 CHASE 2025-4 CHASE 2025-5 CHASE 2025-6 CHASE 2025-7 CHASE 2025-8 CHASE 2025-9 CHASE 2025-10 CHASE 2025-11 CHASE 2025-12 CHASE 2025-13

Exhibit D - Select

Portfolio Servicing

96-6 EMC SECURITY

ABFS 2003-1

ABFS 2003-2

ABSC 1999-LB1

ABSC 2000-LB1

ABSC 2002-HE1

ACE 1999-LB2

ACE 2005-SD3

ACE 2005-SN1

AEGIS 2004-1

AFC 1997-3

AFC 1997-4

AFC 1998-1

AFC 1998-2

AFC 1998-3

AFC 1998-4

AFC 1999-1

AFC 1999-2

AFC 1999-3

AFC 1999-4

AFC 2000-1

AFC 2000-2

AFC 2000-3

AFC 2000-4

AMAC 2002-9

AMAC 2003-11

AMAC 2003-12

AMAC 2003-13

AMAC 2003-3

AMAC 2003-4

AMAC 2003-6

ARC 2004-1

BAFC 2003-3

BAFC 2004-2

BAFC 2004-3

BAFC 2004-4

BAFC 2004-5

BAFC 2004-D

BAFC 2005-1

BAFC 2005-2

BAFC 2005-3

BAFC 2005-4

BAFC 2005-6

BAFC 2005-7

BAFC 2005-8

BAFC 2005-E

BAFC 2006-1

BAFC 2006-2

BAFC 2006-4

BAFC 2006-J

BAFC 2007-1

BAFC 2007-2

BAFC 2007-3

BAFC 2007-7

BAFC 2007-8

BAFC 2007-A

BAYVIEW 2004-C

BAYVIEW 2004-D

BAYVIEW 2007-A

BSABS ~ 2005-SD3

BSABS ~ 2006-2

BSABS ~ 2006-3

BSABS ~ 2006-4

BSABS ~ 2006-HE3

BSABS ~ 2006-HE4

BSABS ~ 2006-SD4

BSABS ~ 2007-AC2

BSABS ~ 2007-AC3

BSABS ~ 2007-AC4

BSABS ~ 2007-AC5

BSABS ~ 2007-AC6

BSABS 2002-1

BSABS 2002-2

BSABS 2002-AC1

BSABS 2003-1

BSABS 2003-2

BSABS 2003-3

BSABS 2003-SD1

BSABS 2003-SD2

BSABS 2003-SD3

BSABS 2004-SD1

BSABS 2004-SD2

BSABS 2004-SD3

BSABS 2004-SD4

BSABS 2005-SD1

BSABS 2005-SD2

BSABS 2005-SD4

BSABS 2006-SD1

BSABS 2006-SD2

BSABS 2006-SD3

BSABS 2007-1

BSABS 2007-SD1

BSALTA ~ 2005-10

BSALTA 2003-3

BSALTA 2003-5

BSALTA 2003-6

BSALTA 2004-1

BSALTA 2004-10

BSALTA 2004-11

BSALTA 2004-12

BSALTA 2004-2

BSALTA 2004-3

BSALTA 2004-4

BSALTA 2004-5

BSALTA 2004-6

BSALTA 2004-7

BSALTA 2004-8

BSALTA 2004-9

BSALTA 2005-2

BSALTA 2005-3

BSALTA 2005-4

BSALTA 2005-5

BSALTA 2005-7

BSALTA 2005-8

BSALTA 2005-9

BSALTA 2006-1

BSALTA 2006-2

BSARM ~ 2005-12

BSARM ~ 2006-4

BSARM 2003-1

BSARM 2003-5

BSARM 2003-6

BSARM 2003-7

BSARM 2003-9

BSARM 2004-1

BSARM 2004-10

BSARM 2004-12

BSARM 2004-2

BSARM 2004-3

BSARM 2004-8

BSARM 2005-1

BSARM 2005-11

BSARM 2005-3

BSARM 2005-4

BSARM 2005-6

BSARM 2007-4

BSARM 2007-5

BSMF 2006-AC1

BSSLT 2007-1

BSSSI 1997-2

CFLAT 2002-2

CFLAT 2002-3

CFLAT 2002-4

CFLAT 2003-1

CFLAT 2003-2

CFLAT 2003-3

CFLAT 2003-4

CFLAT 2003-5

CFLAT 2003-6

CFLAT 2003-C1

CFLAT 2003-C2

CFLAT 2004-1

CFLAT 2004-2

CFLAT 2004-OPT1

CFLX ~ 2007-1

CFLX ~ 2007-2

CFLX ~ 2007-3

CFLX ~ 2007-M1

CMC 1997-2

CMFT ~ 2007-A1

CMFT 2002-S4

CMFT 2006-S2

CMFT 2006-S3

CMFT 2006-S4

CMFT 2007-A2

CMFT 2007-A3

CMFT 2007-S1

CMFT 2007-S2

CMFT 2007-S3

CMFT 2007-S4

CMFT 2007-S5

CMFT 2007-S6

CMLTI 2005-SHL1

CMLTI 2006-HE2

CMLTI 2006-HE3

CSFB 2001-11

CSFB 2002-18

CSFB 2002-24

CSFB 2002-26

CSFB 2002-29

CSFB 2002-30

CSFB 2002-34

CSFB 2002-AR17

CSFB 2002-AR25

CSFB 2002-AR28

CSFB 2002-AR33

CSFB 2003-1

CSFB 2003-10

CSFB 2003-11

CSFB 2003-17

CSFB 2003-19

CSFB 2003-21

CSFB 2003-23

CSFB 2003-25

CSFB 2003-27

CSFB 2003-29

CSFB 2003-8

CSFB 2003-AR12

CSFB 2003-AR15

CSFB 2003-AR18

CSFB 2003-AR20

CSFB 2003-AR22

CSFB 2003-AR24

CSFB 2003-AR26

CSFB 2003-AR28

CSFB 2003-AR30

CSFB 2003-AR5

CSFB 2003-AR9

CSFB 2004-1

CSFB 2004-3

CSFB 2004-4

CSFB 2004-5

CSFB 2004-6

CSFB 2004-7

CSFB 2004-8

CSFB 2004-AR1

CSFB 2004-AR2

CSFB 2004-AR3

CSFB 2004-AR4

CSFB 2004-AR5

CSFB 2004-AR6

CSFB 2004-AR7

CSFB 2004-AR8

CSFB 2005-1

CSFB 2005-11

CSFB 2005-12

CSFB 2005-2

CSFB 2005-3

CSFB 2005-4

CSFB 2005-5

CSFB 2005-6

CSFB 2005-8

CSFB 2005-9

CSFB ARMT 2004-1

CSFB ARMT 2005-10

CSFB ARMT 2005-2

CSFB ARMT 2005-9

CSFB ARMT 2006-2

CSFB ARMT 2007-1

CSFB ARMT 2007-2

CSMC 06-CF2

CSMC 2006-1

CSMC 2006-3

CSMC 2006-5

CSMC 2007-3

CSMC 2007-4

CSMC 2007-5 Chase

CSMC 2007-6 Chase

CSMC TRUST 06-CF1

CWMBS 2001-HYB1

EMC MLT ~ 2006-A

EMC MLT 2002-A

FBRSI 2005-5

FFMLT 2004-FF7

FIRST NLC 2005-4

FIRST SECURITY 1997-02

FNMA 1998-W2

FNMA 2001-29

FNMA 2002-14

FNMA 2002-33

FNMA 2002-60

FNMA 2002-66

FNMA 2002-80

FNMA 2002-90

FNMA 2002-W8

FNMA 2003-63

FNMA 2003-7

FNMA 2004-T1

FNT 2001-4

GMTA ~ 2005-AR1

GMTA ~ 2005-AR3

GPMF 2005-AR2

GSAA 2005-7

Note: Exhibit D - Select Portfolio Servicing is not included within the platform definition above and as a result, not covered by the PwC Attestation.

GSAA HE 2006-8

GSAMP 2005-S2

GSAMP 2005-SEA1

GSAMP 2005-SEA2

GSAMP 2006-S1

GSAMP 2007-SEA1

GSMPS 2003-2

GSMPS 2006-RP2

GSMSC 2000-1

GSR 2004-15F

GSR 2004-2F

GSR 2004-3F

GSR 2004-6F

GSR 2004-8F

GSR 2004-9

GSR 2005-5F

GSR 2005-6F

GSR 2006-5F

GSR 2006-6F

GSR 2006-8F

GSR 2007-1F

GSR 2007-2F

GSR 2007-3F

GSR 2007-4F

GSRPM 2004-1

GSRPM 2006-2

GSRPM 2007-1

HARBORVIEW 2005-15

IMPAC 2006-SD1

INMC RAST A3

JPALT ~ 2006-A7

JPALT ~ 2007 A1

JPALT 2006-A5

JPMMT ~ 2006-A5

JPMMT 2004-S1

JPMMT 2007-A1

JPMMT 2007-A2

JPMMT 2007-A5

JPMMT 2007-A6

JPSMT 2010-1

LMT 2007-3

LMT 2007-4

LUM 2005-1

LUM 2006-3

LUMINENT 2006-5

LUMINENT 2006-6

LUMINENT 2007-2

MALT 2002-1

MALT 2003-2

MALT 2003-3

MALT 2003-5

MALT 2003-7

MALT 2003-8

MALT 2003-9

MALT 2004-1

MALT 2004-10

MALT 2004-11

MALT 2004-12

MALT 2004-13

MALT 2004-2

MALT 2004-3

MALT 2004-4

MALT 2004-5

MALT 2004-6

MALT 2004-7

MALT 2004-8

MALT 2004-9

MALT 2005-1

MALT 2005-2

MALT 2005-3

MALT 2005-4

MALT 2005-6

MALT 2006-1

MARM 2003-1

MARM 2003-2

MARM 2003-4

MARM 2003-5

MARM 2004-3

MARM 2004-5

MARM 2004-6

MARM 2004-7

MARM 2004-8

MARM 2005-6

MARM 2007-HF2

MARP 2006-2

MASTR 2003-11

MASTR 2003-12

MASTR 2004-1

MASTR 2004-10

MASTR 2004-4

MASTR 2004-5

MASTR 2004-6

MASTR 2004-9

MASTR 2005-1

MASTR 2005-2

MASTR 2006-HE1

MASTR 2006-WMC3

MASTR 2006-WMC4

MESA 2001-1

MESA 2001-3

MESA 2003-1

MLMBS 2007-1

MLMI 2004-A4

MLMI 2005-A1

MLMI 2005-A10

MLMI 2005-A2

MLMI 2005-A4

MLMI 2005-A5

MLMI 2005-A7

MLMI 2006-A1

MLMI 2006-AF1

MSAC 2000-1

MSAC 2004-HE7

MSAC 2004-HE8

MSAC 2004-NC8

MSAC 2004-SD1

MSAC 2004-SD2

MSHEL 2005-2

MSM 2004-3

MSM 2004-4

MSM 2004-5AR

MSM 2004-9

NAAC 2003-A1

NEW CENTURY 2003-B

PAMEX 1999-A

PCHLT 2005-1

PNCMS 1999-10

PNCMT 2000-01

PRIME 2003-1

PRIME 2004-CL2

PRIME 2005-2

PRIME 2005-4

PRIME 2005-5

PRIME 2006-1

PRIME 2007-1

PRIME 2007-2

PRIME 2007-3

SACO 1999-5

SACO 2000-1

SACO 2000-3

SACO 2004-2

Note: Exhibit D - Select Portfolio Servicing is not included within the platform definition above and as a result, not covered by the PwC Attestation.

SACO 2004-3

SACO 2005-1

SACO 2005-10

SACO 2005-2

SACO 2005-3

SACO 2005-5

SACO 2005-6

SACO 2005-7

SACO 2005-8

SACO 2005-9

SACO 2006-10

SACO 2006-2

SACO 2006-3

SACO 2006-4

SACO 2006-5

SACO 2006-6

SACO 2006-7

SACO 2006-9

SACO 2006-9

SACO 2007-1

SACO 2007-2

SACO I 1999-3

SAIL 2003-BC11

SAIL 2004-1

SAIL 2004-10

SAIL 2004-11

SAIL 2004-2

SAIL 2004-4

SAIL 2004-5

SAIL 2004-7

SAIL 2004-8

SAIL 2004-9

SAIL 2004-BNC2

SAIL 2005-1

SAIL 2005-2

SAIL 2005-3

SAIL 2005-8

SAIL 2005-9

SAIL 2005-HE3

SAIL 2006-3

SAIL 2006-4

SAIL 2006-BNC1

SAMI ~ 2005-AR7

SAMI ~ 2006-AR1

SAMI ~ 2006-AR3

SAMI ~ 2006-AR4

SAMI ~ 2007-AR4

SAMI 2002-AR3

SAMI 2002-AR4

SAMI 2002-AR5

SAMI 2003-AR1

SAMI 2003-AR2

SAMI 2003-AR3

SAMI 2003-AR4

SAMI 2003-CL1

SAMI 2004-AR1

SAMI 2004-AR2

SAMI 2004-AR3

SAMI 2004-AR4

SAMI 2004-AR5

SAMI 2004-AR6

SAMI 2004-AR7

SAMI 2004-AR8

SAMI 2005-AR1

SAMI 2005-AR2

SAMI 2005-AR3

SAMI 2005-AR6

SAMI 2006-AR7

SAMI 2006-AR8

SARM 2005-20

SARM 2006-7

SASCO 1999-ALS3

SASCO 2001-1

SASCO 2002-9

SASCO 2004-11XS

SASCO 2005-2XS

SASCO 2005-NC1

SASCO 2005-NC2

SASCO 2006-BC1

SASCO 2006-BC4

SASCO 2006-BC5

SASCO 2006-BC6

SASCO 2006-GEL1

SBMSI 2003-1

SOPAC 1997-2

Soundview 2005-4

THORNBURG 2003-2

TMST 2005-3

TMST 2006-1

UCFC 1998-C

UCFC 1998-D

WAMMS 2002-AR1

WAMMS 2002-AR3

WAMMS 2003-AR1

WAMMS 2003-AR2

WAMMS 2003-AR3

WAMMS 2003-AR4

WAMMS 2003-MS2

WAMMS 2003-MS6

WAMMS 2003-MS7

WAMMS 2003-MS8

WAMMS 2003-MS9

WAMMS 2004-RA1

WAMMS 2004-RA2

WAMMS 2004-RA3

WAMMS 2004-RA4

WAMMS 2005-RA1

WAMU ~ 2007-HE2

WAMU ~ 2007-HE3

WAMU ~ 2007-HE4

WaMu 2001 - AR3

WaMu 2001-7

WAMU 2001-AR5

WaMu 2002 - AR14

WaMu 2002 - AR15

WaMu 2002 - AR17

WaMu 2002 - AR18

WaMu 2002 - AR19

WaMu 2002 - AR6

WaMu 2002 - AR9

WAMU 2002-AR13

WAMU 2002-AR16

WAMU 2002-S4

WaMu 2003 - AR1

WaMu 2003 - AR4

WAMU 2003-AR2

WAMU 2003-AR3

WAMU 2003-S11

WAMU 2003-S3

WAMU 2003-S9

WAMU 2004-AR11

WAMU 2004-AR9

WAMU 2004-CB1

WAMU 2004-CB2

WAMU 2004-CB3

WAMU 2004-S1

WMALT ~ 2006-6

ZUNI 2006-OA1

Note: Exhibit D - Select Portfolio Servicing is not included within the platform definition above and as a result, not covered by the PwC Attestation.